Exhibit 10.3

PROMISSORY NOTE A-2

LOAN TERMS TABLE

Lender: KeyBank National Association, a national banking association, its successors and assigns

Loan No.: 10183025

Lender’s Address: 11501 Outlook, Suite 300, Overland Park, Kansas 66211

Borrower: individually, collectively, jointly and severally, the following, each of which is a Delaware limited liability company

ARHC HDLANCA01, LLC,	ARHC NHCANGA01, LLC,
ARHC FMMUNIN03, LLC,	ARHC BMLKWCO01, LLC,
ARHC ECMCYNC01, LLC,	ARHC ECCPTNC01, LLC,
ARHC LPELKCA01, LLC,	ARHC MMTCTTX01, LLC,
ARHC MRMRWGA01, LLC,	ARHC OLOLNIL01, LLC,
ARHC PPHRNTN01, LLC,	ARHC SMERIPA01, LLC,
ARHC AMGLNAZ02, LLC,	ARHC PHNLXIL01, LLC,
ARHC AMGLNAZ01, LLC,	ARHC SFSTOGA01, LLC,
ARHC VCSTOGA01, LLC,	ARHC WLWBYMN01, LLC,
ARHC AHPLYWI01, LLC, and	ARHC PRPEOAZ03, LLC

Borrower’s Address: 405 Park Avenue, New York, New York 10022

Property:     as defined in the Loan Agreement

Closing Date: April 10, 2018

Original Principal Amount: $41,545,000.00

Maturity Date: May 1, 2028

Interest Rate: four and five hundred forty-one thousandths percent (4.541%)

Initial Interest Payment Per Diem: $5,240.44

Monthly Debt Service Payment Amount: as defined in Section 2(b) hereof

Payment Date: June 1, 2018 and on the first day of each successive month thereafter

Permitted Par Prepayment Date: February 2, 2028

Prepayment Consideration:

Closing Date through June 1, 2020	No prepayment permitted

June 2, 2020 through February 1, 2028:	the greater of (i) 1.0% of the OPB at the time of prepayment or (ii) the Yield Maintenance Amount

Permitted Par Prepayment Date through the Maturity Date (“Open Prepayment Period”):	No Prepayment Consideration required

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1.          Loan Amount and Rate. FOR VALUE RECEIVED, Borrower promises to pay to the order of Lender, the Original Principal Amount (or so much thereof as is outstanding from time to time, which is referred to herein as the “Outstanding Principal Balance” or “OPB”), with interest on the unpaid OPB from the date of disbursement of the Loan (as hereinafter defined) evidenced by this Promissory Note A-2 (“Note”) at the Interest Rate. Interest on the outstanding principal balance of the Loan shall be calculated by multiplying (a) the actual number of days elapsed in the relevant Accrual Period (as defined in the Loan Agreement) by (b) a daily rate based on the Interest Rate and a three hundred sixty (360) day year by (c) the outstanding principal balance of the Loan. Borrower acknowledges that the calculation method for interest described herein results in a higher effective interest rate than the numeric Interest Rate and Borrower hereby agrees to this calculation method. The loan evidenced by this Note will sometimes hereinafter be called the “Loan.” The above Loan Terms Table (hereinafter referred to as the “Table”) is a part of the Note and all terms used in this Note that are defined in the Table shall have the meanings set forth therein. Any capitalized term defined in the Loan Agreement and not otherwise defined herein shall have the same meaning when used in this Note.

2.          Principal and Interest Payments. Payments of principal and interest shall be made as follows:

(a)         On the date of disbursement of the Loan proceeds, an interest payment calculated by multiplying (i) the Initial Interest Payment Per Diem by (ii) the number of days from (and including) the date of the disbursement of the Loan proceeds through the last day of the calendar month in which the disbursement was made;

(b)         On each Payment Date until the Maturity Date, an interest only payment (each, a “Monthly Debt Service Payment Amount”) at the Interest Rate on the Outstanding Principal Balance shall be payable in arrears, each of such payments to be applied to the payment of interest computed at the Interest Rate; and

(c)         If not sooner paid, the Outstanding Principal Balance, all unpaid interest thereon, and all other amounts owed to Lender pursuant to this Note or any other Loan Document (as hereinafter defined) or otherwise in connection with the Loan or the security for the Loan shall be due and payable on the Maturity Date.

3.          Security for Note. This Note is secured by one or more deeds of trust, mortgages, or deeds to secure debt (which are herein individually and collectively called the “Security Instrument”) encumbering the Property. This Loan is entered into pursuant to that certain Loan Agreement between Borrower and Lender of even date herewith (the “Loan Agreement”). All amounts that are now or in the future become due and payable under this Note, the Security Instrument, or any other Loan Document, including any Prepayment Consideration and all applicable expenses, costs, charges, and fees, will be referred to herein as the “Debt.” The remedies of Lender as provided in this Note, any other Loan Document, or under applicable law shall be cumulative and concurrent, may be pursued singularly, successively, or together at the discretion of Lender, and may be exercised as often as the occurrence of an occasion for which Lender is entitled to a remedy under the Loan Documents or applicable law. The failure to exercise any right or remedy shall not be construed as a waiver or release of the right or remedy respecting the same or any subsequent default.

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4.          Intentionally Omitted.

5.          Payments. All amounts payable hereunder shall be payable in lawful money of the United States of America to Lender at Lender’s Address or such other place as the holder hereof may designate in writing, which may include at Lender’s option a requirement that payment be made by (a) wire transfer of immediately available funds in accordance with written wire transfer instructions provided by Lender or (b) by pre-authorized debit from Borrower’s operating account on each Payment Date through an automated clearing house electronic funds transfer. Each payment made hereunder (other than pursuant to (b) above) shall be made in immediately available funds and must reference the Loan Number. If any payment of principal or interest on this Note is due on a day other than a Business Day (as hereinafter defined), such payment shall be made on the next succeeding Business Day. Any payment on this Note received after 2:00 o’clock p.m. local time at the place then designated as the place for receipt of payments hereunder shall be deemed to have been made on the next succeeding Business Day. All amounts due under this Note shall be payable without set off, counterclaim, or any other deduction whatsoever. All payments from Borrower to Lender during the continuance of an Event of Default shall be applied in such order and manner as Lender elects in reduction of costs, expenses, charges, disbursements and fees payable by Borrower hereunder or under any other Loan Document, in reduction of interest due on the Outstanding Principal Balance, or in reduction of the Outstanding Principal Balance. Lender may, without notice to Borrower or any other person, accept one or more partial payments of any sums due or past due hereunder from time to time while an Event of Default exists hereunder, after Lender accelerates the indebtedness evidenced hereby, or after Lender commences enforcement of its remedies under any Loan Document or applicable law, without thereby waiving any Event of Default, rescinding any acceleration, or waiving, delaying, or forbearing in the pursuit of any remedies under the Loan Documents. Lender may endorse and deposit any check or other instrument tendered in connection with such a partial payment without thereby giving effect to or being bound by any language purporting to make acceptance of such instrument an accord and satisfaction of the indebtedness evidenced hereby. As used herein, the term “Business Day” shall mean a day upon which commercial banks are not authorized or required by law to close in the city designated from time to time as the place for receipt of payments hereunder.

6.          Late Charge. If any sum payable under this Note or any other Loan Document (other than any payment of principal due on the Maturity Date or upon acceleration of the Loan) is not received by Lender by close of business on the date on which it was due, Borrower shall pay to Lender an amount (the “Late Charge”) equal to the lesser of (a) four percent (4%) of the full amount of such sum or (b) the maximum amount permitted by applicable law in order to help defray the expenses incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such Late Charge shall be secured by the Security Instrument and other Loan Documents. The collection of any Late Charge shall be in addition to, and shall not constitute a waiver of or limitation of, a default or Event of Default hereunder or a waiver of or limitation of any other rights or remedies that Lender may be entitled to under any Loan Document or applicable law.

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7.          Default Rate. Upon the occurrence of an Event of Default (including the failure of Borrower to make full payment on the Maturity Date), Lender shall be entitled to receive and Borrower shall pay interest on the Outstanding Principal Balance at the rate of (a) four percent (4%) per annum above the Interest Rate (“Default Rate”) but in no event greater than the Maximum Legal Rate (as hereinafter defined). Interest shall accrue and be payable at the Default Rate from the occurrence of an Event of Default until all Events of Default have been waived in writing by Lender in its discretion. Such accrued interest shall be added to the Outstanding Principal Balance, and interest shall accrue thereon at the Default Rate until fully paid. Such accrued interest shall be secured by the Security Instrument and other Loan Documents. Borrower agrees that Lender’s right to collect interest at the Default Rate is given for the purpose of compensating Lender at reasonable amounts for Lender’s added costs and expenses that occur as a result of Borrower’s default and that are difficult to predict in amount, such as increased general overhead, concentration of management resources on problem loans, and increased cost of funds. Lender and Borrower agree that Lender’s collection of interest at the Default Rate is not a fine or penalty, but is intended to be and shall be deemed to be reasonable compensation to Lender for increased costs and expenses that Lender will incur if there occurs an Event of Default hereunder. Collection of interest at the Default Rate shall not be construed as an agreement or privilege to extend the Maturity Date or to limit or impair any rights and remedies of Lender under any Loan Documents. If judgment is entered on this Note, interest shall continue to accrue post-judgment at the greater of (a) the Default Rate or (b) the applicable statutory judgment rate. As used herein, the term “Maximum Legal Rate” shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

8.          Intentionally Omitted.

9.          Prepayment.

(a)         When Permitted. Except as set forth in this Section 9 and in the other Loan Documents, Borrower shall not have the right to prepay all or any portion of the Debt at any time during the term of this Note. Except during any period of time for which the Table indicates that prepayment is prohibited, Borrower may prepay the Outstanding Principal Balance in whole but not in part if: (i) intentionally omitted; (ii) the notice of prepayment required hereby is timely received by Lender; and (iii) Borrower tenders with such prepayment (A) any applicable Prepayment Consideration, (B) interest accrued and unpaid on the amount being prepaid through and including the Prepayment Date (as hereinafter defined), (C) unless such prepayment is tendered on a Payment Date, an amount equal to the interest that would have accrued on the amount being prepaid for the full Accrual Period had the prepayment not been made, and (D) all other sums then due and payable under any of the Loan Documents.

(b)         Notice. Borrower shall give written notice to Lender specifying the date on which prepayment shall be made (the “Prepayment Date”). Lender must receive this notice not more than sixty (60) days and not less than (30) days prior to the Prepayment Date. If any such notice of prepayment is given, the entire Debt, including any applicable Prepayment Consideration, shall be due and payable on the Prepayment Date, unless an event shall occur outside of Borrower’s control that prevents repayment of the entire Debt or Borrower withdraws any notice of prepayment given pursuant to this Section 9(b) in writing at least one (1) Business Day prior to the Prepayment Date and Borrower pays all reasonable out-of-pocket costs incurred by Lender in connection with such anticipated prepayment. If such an event outside of Borrower’s control that prevents repayment shall occur as reasonably determined by Lender, the Note, Loan Agreement, Security Instrument and other Loan Documents shall continue in full force and effect as if the notice of prepayment had not been given.

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(c)         Prepayment Consideration. Subject to the other provisions of the Loan Documents, including, without limitation, Section 5.3 of the Security Instrument, Lender shall not be obligated to accept any prepayment of the principal balance that is otherwise allowed under this Note unless it is accompanied by Prepayment Consideration as set forth in and computed in accordance with the Table and Section 9(d) hereof. In addition to Prepayment Consideration, Borrower shall pay all out-of-pocket hedging and breakage costs of any kind and in any amount incurred by Lender due to any prepayment (including a Default Prepayment). Borrower acknowledges and recognizes that: (i) Lender has made the Loan to Borrower in reliance on, and the Loan has been originated for the purpose of selling the Loan in the secondary market to investors who will purchase the Loan or a direct or indirect interest therein in reliance on, the actual receipt over time of the stream of payments of principal and interest agreed to by Borrower herein; and (ii) Lender or any subsequent investor in the Loan may incur additional costs and expenses in the event of a prepayment of the Loan; and (iii) the Prepayment Consideration is a bargained for consideration and not a penalty and the terms of the Loan are in various respects more favorable to Borrower than they would have been absent Borrower’s agreement to pay Prepayment Consideration as provided herein. Borrower agrees that Lender shall not, as a condition to receiving the Prepayment Consideration, be obligated to actually reinvest the amount prepaid in any treasury obligation or in any other manner whatsoever. If Prepayment Consideration is due hereunder, Lender shall deliver to Borrower a statement setting forth the amount and determination of the Prepayment Consideration, and, provided that Lender shall have in good faith applied the formula described below, Borrower shall not have the right to challenge the calculation or the method of calculation set forth in any such statement in the absence of manifest error, which calculation may be made by Lender on any day during the thirty (30) day period preceding the date of such prepayment.

(d)         Yield Maintenance Amount. The “Yield Maintenance Amount” (as the term is used in the Table and elsewhere in this Note) shall mean the present value, as of the Prepayment Date, of the remaining scheduled payments of principal and interest from the Prepayment Date through the Permitted Par Prepayment Date (including any balloon payment) determined by discounting such payments at the Discount Rate (hereinafter defined), less the amount of principal being prepaid. The term “Discount Rate” shall mean the rate that, when compounded monthly, is equivalent to the Treasury Rate (hereinafter defined) when compounded semi-annually. The term “Treasury Rate” shall mean the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Permitted Par Prepayment Date. (If Release H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate.)

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(e)         Mandatory Prepayments. On the next occurring Payment Date following the date on which Lender actually receives any Net Proceeds (as defined in the Loan Agreement), if Lender is not obligated to make such Net Proceeds available to Borrower for the Restoration (as defined in the Loan Agreement) of the Property or any part thereof or otherwise remit such Net Proceeds to Borrower pursuant to Section 6.4 of the Loan Agreement, Borrower authorizes Lender, at Lender’s option, to apply Net Proceeds as a prepayment of all or a portion of the outstanding principal balance of the Loan together with accrued interest on the portion of the principal balance of the Loan prepaid and any other sums due hereunder in an amount equal to one hundred percent (100%) of such Net Proceeds; provided, however, if an Event of Default has occurred and is continuing, Lender may apply such Net Proceeds to the Debt (until paid in full) in any order or priority in its discretion. Other than during the continuance of an Event of Default, no Prepayment Consideration or other premium shall be due in connection with any prepayment made pursuant to this Section 9(e). Any such partial prepayments shall reduce the Outstanding Principal Balance, but shall not reduce the Monthly Debt Service Payment Amount.

(f)         Default Prepayment. If a Default Prepayment (as hereinafter defined) occurs, such Default Prepayment shall be deemed to be a voluntary prepayment under this Note and in such case the applicable Prepayment Consideration shall be due and payable to Lender in connection with such Default Prepayment (unless Lender voluntarily and expressly waives in writing the right to collect such Prepayment Consideration), provided, further, that if no applicable Prepayment Consideration is specified in the Table, the Yield Maintenance Amount shall be due and payable to Lender in connection with such Default Prepayment. The term “Default Prepayment” shall mean a prepayment of any portion of the principal amount of this Note made after occurrence of an Event of Default under any circumstances including a prepayment in connection with (i) reinstatement of the Security Instrument provided by statute under foreclosure proceedings or exercise of power of sale, (ii) any statutory right of redemption exercised by Borrower or any other party having a statutory right to redeem or prevent foreclosure or power of sale, (iii) any sale in foreclosure or under exercise of a power of sale or otherwise (including pursuant to a credit bid made by Lender in connection with such sale), (iv) any other collection action by Lender, or (v) exercise by any governmental authority of any civil or criminal forfeiture action with respect to any of the collateral for the Loan. Prepayment Consideration shall be due and payable upon acceleration of the Loan in accordance with the terms of this Note, and the Prepayment Date, for the purpose of computing the applicable Prepayment Consideration for a Default Prepayment, shall be the date of acceleration (automatic or otherwise) of the Debt in accordance with the terms of this Note. Exchange of this Note for a different instrument or modification of the terms of this Note, including classification and treatment of Lender’s claim (other than non-impairment under Section 1124 of the Bankruptcy Code or any successor provision) pursuant to a plan of reorganization in bankruptcy shall also be deemed to be a Default Prepayment hereunder. The Prepayment Consideration shall be secured by all security and collateral for the Loan and shall, after it becomes due and payable, be treated as if it were added to the Outstanding Principal Balance for all purposes including accrual of interest, judgment on the Note, and foreclosure (whether through power of sale, judicial proceeding or otherwise) (“Foreclosure Sale”), redemption, and bankruptcy (including pursuant to Section 506 of the United States Bankruptcy Code or any successor provision); without limiting the generality of the foregoing, it is understood and agreed that the Prepayment Consideration may be added to Lender’s bid at any Foreclosure Sale.

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(g)         DSCR Cure – Partial Prepayment. Notwithstanding the prohibition on partial prepayments set forth herein, it is agreed that except during any period of time for which the Table indicates that prepayment is prohibited, Borrower may prepay a portion and not the whole of the Outstanding Principal Balance in connection with Borrower’s completion of a DSCR Cure – Partial Prepayment provided that Borrower otherwise satisfies all of the conditions set forth in this Section 9 with respect to a full prepayment, including, without limitation (i) no Event of Default then existing; (ii) the notice of prepayment required above being timely received by Lender; and (iii) Borrower tendering with such prepayment (A) any applicable Prepayment Consideration, including, to the extent applicable, a Yield Maintenance Amount calculated based upon the portion of the principal of the Loan being prepaid, (B) interest accrued and unpaid on the amount being prepaid through and including the Prepayment Date (as hereinafter defined), (C) unless such prepayment is tendered on a Payment Date, an amount equal to the interest that would have accrued on the amount being prepaid for the full Accrual Period had the prepayment not been made, and (D) all Administration and Enforcement Expenses and other sums payable under any of the Loan Documents. Borrower agrees that any amounts received by Lender in connection with such a partial prepayment shall be applied pro rata to reduce the respective Outstanding Principal Balances of all Notes evidencing the Loan.

(h)         Partial Prepayment in Connection with a Partial Release. Notwithstanding the prohibition on partial prepayments set forth herein, it is agreed that except during any period of time for which the Table indicates that prepayment is prohibited, Borrower may prepay a portion and not the whole of the Outstanding Principal Balance in connection with Borrower’s completion of a Partial Release in accordance with Section 2.6.2 of the Loan Agreement provided that Borrower otherwise satisfies the requirements of such Section 2.6.2 of the Loan Agreement and also satisfies all of the conditions set forth in this Section 9 with respect to a full prepayment, including, without limitation (i) no Event of Default then existing other than an Event of Default relating to the Individual Property which is subject of the Partial Release; (ii) the notice of prepayment required above being timely received by Lender; and (iii) Borrower tendering with such prepayment (A) any applicable Prepayment Consideration, including, to the extent applicable, a Yield Maintenance Amount calculated based upon the portion of the principal of the Loan being prepaid, (B) interest accrued and unpaid on the amount being prepaid through and including the Prepayment Date (as hereinafter defined), (C) unless such prepayment is tendered on a Payment Date, an amount equal to the interest that would have accrued on the amount being prepaid for the full Accrual Period had the prepayment not been made, and (D) all Administration and Enforcement Expenses and other sums payable under any of the Loan Documents. Borrower agrees that any amounts received by Lender in connection with such a partial prepayment shall be applied pro rata to reduce the respective Outstanding Principal Balances of all Notes evidencing the Loan.

Nothing contained herein shall be deemed to be a waiver by Lender of any right it may have to require specific performance of any obligation of Borrower hereunder including to make payments hereunder strictly according to the terms hereof.

10.         Maximum Rate Permitted by Law. All agreements in this Note and all other Loan Documents are expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount agreed to be paid hereunder for the use, forbearance, or detention of money exceed the Maximum Legal Rate. If, from any circumstance whatsoever, fulfillment of any provision of this Note or any other Loan Document at the time performance of such provision shall be due shall involve exceeding the Maximum Legal Rate, then, ipso facto, the obligations to be fulfilled shall be reduced to allow compliance with the Maximum Legal Rate, and if, from any circumstance whatsoever, Lender shall ever receive as interest an amount that would exceed the Maximum Legal Rate, the receipt of such excess shall be deemed a mistake and shall be canceled automatically or, if theretofore paid, such excess shall be credited against the principal amount of the indebtedness evidenced hereby to which the same may lawfully be credited, and any portion of such excess not capable of being so credited shall be refunded immediately to Borrower.

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11.         Events of Default; Acceleration of Amount Due. Lender may in its discretion, without notice to Borrower, declare the entire Debt, including the Outstanding Principal Balance, all accrued interest, all costs, expenses, charges and fees payable under any Loan Document, and any Prepayment Consideration immediately due and payable, and Lender shall have all remedies available to it at law or equity for collection of the amounts due, if any Event of Default occurs.

12.         Time of Essence. Time is of the essence with regard to each provision contained in this Note.

13.         Transfer and Assignment. This Note may be freely transferred and assigned by Lender. Borrower’s right to transfer its rights and obligations with respect to the Debt, and to be released from liability under this Note, shall be governed by the Loan Agreement.

14.         Authority of Persons Executing Note. Borrower warrants and represents that the persons or officers who are executing this Note and the other Loan Documents on behalf of Borrower have full right, power and authority to do so, and that this Note and the other Loan Documents constitute valid and binding documents, enforceable against Borrower in accordance with their terms, and that no other person, entity, or party is required to sign, approve, or consent to, this Note.

15.         Severability. The terms of this Note are severable, and should any provision be declared by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions shall, at the option of Lender, remain in full force and effect and shall in no way be impaired.

16.         Borrower’s Waivers. Borrower and all others liable hereon hereby waive presentation for payment, demand, notice of dishonor, protest, and notice of protest, notice of intent to accelerate, and notice of acceleration, stay of execution and all other suretyship defenses to payment generally. No release of any security held for the payment of this Note, or extension of any time periods for any payments due hereunder, or release of collateral that may be granted by Lender from time to time, and no alteration, amendment or waiver of any provision of this Note or of any of the other Loan Documents, shall modify, waive, extend, change, discharge, terminate or affect the liability of Borrower and any others that may at any time be liable for the payment of this Note or the performance of any covenants contained in any of the Loan Documents.

17.         Governing Law. The governing law and related provisions set forth in Section 10.3 of the Loan Agreement are hereby incorporated by reference as if fully set forth herein and shall be deemed fully applicable to Borrower hereunder.

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18.         Intentionally Omitted.

19.         Notices. All notices or other communications required or permitted to be given pursuant hereto shall be given in the manner specified in the Loan Agreement directed to the parties at their respective addresses as provided therein.

20.         Avoidance of Debt Payments. To the extent that any payment to Lender or any payment or proceeds of any collateral received by Lender in reduction of the Debt is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, to Borrower (or Borrower’s successor) as a debtor in possession, or to a receiver, creditor, or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then the portion of the Debt intended to have been satisfied by such payment or proceeds shall remain due and payable hereunder, be evidenced by this Note, and shall continue in full force and effect as if such payment or proceeds had never been received by Lender whether or not this Note has been marked “paid” or otherwise cancelled or satisfied or has been delivered to Borrower, and in such event Borrower shall be immediately obligated to return the original Note to Lender and any marking of “paid” or other similar marking shall be of no force and effect.

21.         Exculpation. It is expressly agreed that recourse against Borrower for failure to perform and observe its obligations contained in this Note shall be limited as and to the extent provided in Section 9.3 of the Loan Agreement.

22.         Miscellaneous. Neither this Note nor any of the terms hereof, including the provisions of this Section, may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing executed by the party against which enforcement of the termination, amendment, supplement, waiver or modification is sought, and the parties hereby: (a) expressly agree that it shall not be reasonable for any of them to rely on any alleged, non-written amendment to this Note; (b) irrevocably waive any and all right to enforce any alleged, non-written amendment to this Note; and (c) expressly agree that it shall be beyond the scope of authority (apparent or otherwise) for any of their respective agents to agree to any non-written modification of this Note. This Note may be executed in several counterparts, each of which counterpart shall be deemed an original instrument and all of which together shall constitute a single Note. The failure of any party hereto to execute this Note, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder. If Borrower consists of more than one person or entity, then the obligations and liabilities of each person or entity shall be joint and several and in such case, the term “Borrower” shall mean individually and collectively, jointly and severally, each Borrower. As used in this Note, (i)  the words “Lender” and “Borrower” shall include their respective successors (including, in the case of Borrower, any subsequent owner or owners of the Property or any part thereof or any interest therein and Borrower in its capacity as debtor-in-possession after the commencement of any bankruptcy proceeding), assigns, heirs, personal representatives, executors and administrators, and (ii) in the computation of periods of time from a specified date to a later date, the word “from and including” and the words “to” and “until” each means “to but excluding.” In the event of a conflict between or among the terms, covenants, conditions or provisions of the Loan Documents, the term(s), covenant(s), condition(s) or provision(s) that Lender may elect to enforce from time to time so as to enlarge the interest of Lender in its security, afford Lender the maximum financial benefits or security for the Debt, or provide Lender the maximum assurance of payment of the Debt in full shall control. In the event of an inconsistency between the terms of this Note and the terms of the Loan Agreement, the terms of the Loan Agreement shall control. BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS BEEN PROVIDED WITH SUFFICIENT AND NECESSARY TIME AND OPPORTUNITY TO REVIEW THE TERMS OF THIS NOTE, THE SECURITY INSTRUMENT, AND EACH OF THE LOAN DOCUMENTS, WITH ANY AND ALL COUNSEL IT DEEMS APPROPRIATE, AND THAT NO INFERENCE IN FAVOR OF, OR AGAINST, LENDER OR BORROWER SHALL BE DRAWN FROM THE FACT THAT EITHER SUCH PARTY HAS DRAFTED ANY PORTION HEREOF, OR THE SECURITY INSTRUMENT, OR ANY OF THE LOAN DOCUMENTS. Section 1.2 of the Loan Agreement is specifically incorporated herein as if fully restated herein.

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23.         Waiver of Counterclaim and Jury Trial. BORROWER HEREBY KNOWINGLY WAIVES THE RIGHT TO ASSERT ANY COUNTERCLAIM, OTHER THAN A COMPULSORY COUNTERCLAIM, IN ANY ACTION OR PROCEEDING BROUGHT AGAINST BORROWER BY LENDER OR ITS AGENTS. ADDITIONALLY, TO THE FULLEST EXTENT NOW OR HEREAFTER PERMITTED BY APPLICABLE LAW, BORROWER AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON THE LOAN OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THE LOAN, THIS NOTE, THE SECURITY INSTRUMENT, OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN), OR ACTION OF BORROWER OR LENDER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER’S MAKING OF THE LOAN.

24.         Local Law Provisions. In the event of any inconsistencies between the terms and conditions of this Section and any other terms and conditions of this Note, the terms and conditions of this Section shall be binding.

24.1         California Law Provisions. The following provisions shall apply to this Note to the extent that California law is deemed to govern this Note:

Waiver of Counterclaim and Jury Trial BORROWER HEREBY KNOWINGLY WAIVES THE RIGHT TO ASSERT ANY COUNTERCLAIM, OTHER THAN A COMPULSORY COUNTERCLAIM, IN ANY ACTION OR PROCEEDING BROUGHT AGAINST BORROWER BY LENDER OR ITS AGENTS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER.

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/s/ MA
Borrower’s Initials

24.2         Indiana Law Provisions. The following provisions shall apply to this Note to the extent that Indiana law is deemed to govern this Note:

All payments shall be made without relief from valuation and appraisement laws. Borrower and Lender agree that the Default Rate is a reasonable and fair estimate of the losses that would be suffered by Lender in the Event of a Default although such losses difficult to predict in amount.

24.3         Tennessee Law Provisions. The following provisions shall apply to this Note to the extent that Tennessee law is deemed to govern this Note:

No Usury. At no time is Borrower required to pay interest on the Loan or on any other payment due hereunder or under any of the other Loan Documents (or to make any other payment deemed by law or by a court of competent jurisdiction to be interest) at a rate which would subject Lender either to civil or criminal liability as a result of being in excess of the maximum interest rate which Borrower is permitted by applicable law to pay. If interest (or such other amount deemed to be interest) paid or payable by Borrower is deemed to exceed such maximum rate, then the amount to be paid immediately shall be reduced to such maximum rate and thereafter computed at such maximum rate. All previous payments in excess of such maximum rate shall be deemed to have been payments of principal (in inverse order of maturity) and not on account of interest due hereunder. For purposes of determining whether any applicable usury law has been violated, all payments deemed by law or a court of competent jurisdiction to be interest shall, to the extent permitted by applicable law, be deemed to be amortized, prorated, allocated and spread over the full term of the Loan in such manner so that interest is computed at a rate throughout the full term of the Loan which does not exceed the maximum lawful rate of interest.

24.4         Texas Law Provisions. The following provisions shall apply to this Note to the extent that Texas law is deemed to govern this Note:

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(a) Maximum Rate Permitted by Law. It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply strictly with the applicable Texas law, or federal law (if applicable), governing the maximum rate or amount of interest payable on the indebtedness evidenced by this Note and the Loan Documents. All agreements in this Note and all other Loan Documents, whether now existing or hereafter arising and whether written or oral are expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby, prepayment, or otherwise, shall the amount agreed to be paid hereunder for the use, forbearance, or detention of money exceed the Maximum Legal Rate. To the extent Chapter 303 of the Texas Finance Code and its successor statutes and amendments, as then in effect (collectively, the “Statute”), are applicable, the “weekly ceiling” specified in the Statute, as selected by Lender, is the applicable ceiling. Lender may, in accordance with and to the extent permitted by applicable law, at its option and from time to time revise its election of the applicable “rate ceiling” as to current and future balances outstanding, and may use the “quarterly ceiling” or the “monthly ceiling” from time to time in effect, as such terms are defined in the Statute, or any other legally available “ceilings” as the Maximum Legal Rate under Texas or other applicable law. If the Maximum Legal Rate as determined under any applicable federal law shall at any time exceed the maximum rate of interest as determined under applicable Texas law, then to the extent permitted by law, the applicable federal rate shall be deemed controlling for purposes of determining the Maximum Amount during such period of time. In no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulate certain revolving credit loan accounts and revolving triparty accounts) apply to the indebtedness evidenced hereby. This Section 10 will control all agreements between Borrower and Lender. If, from any circumstance whatsoever (including the receipt of any late charge or similar amount), fulfillment of any provision of this Note or any other Loan Document at the time performance of such provision shall be due shall involve exceeding any usury limit prescribed by law that a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligations to be fulfilled shall be reduced to allow compliance with such limit, and if, from any circumstance whatsoever, Lender shall ever receive anything of value deemed interest in an amount that would exceed the highest lawful rate, the receipt of such excess shall be deemed a mistake and shall be canceled automatically or, if theretofore paid, such excess shall be credited against the principal amount of the indebtedness evidenced hereby to which the same may lawfully be credited, and any portion of such excess not capable of being so credited shall be refunded immediately to Borrower. Borrower hereby agrees that, as a condition precedent to any claim seeking usury penalties against Lender, Borrower will provide written notice to Lender, advising Lender in reasonable detail of the nature and amount of the violation, and Lender shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Borrower or crediting such excess interest against this Note and/or the indebtedness evidenced hereby or in the Loan Documents then owing by Borrower to Lender. All interest contracted for, charged, taken, reserved, paid or agreed to be paid to Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of this Note, including any extensions and renewals hereof until payment in full of the principal balance of this Note so that the interest thereon for such full term will not exceed at any time the Maximum Legal Rate.

(b) Waiver of Consumer Rights. TO THE EXTENT NOW OR HEREAFTER APPLICABLE, BORROWER HEREBY WAIVES BORROWER’S RIGHTS UNDER THE DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT, SECTION 17.41 ET SEQ., BUSINESS & COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF BORROWER’S OWN SELECTION, BORROWER VOLUNTARILY CONSENTS TO THIS WAIVER.

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Intending to be fully bound, Borrower has executed this Note effective as of the day and year first above written.

BORROWER:

ARHC HDLANCA01, LLC,
ARHC NHCANGA01, LLC,
ARHC FMMUNIN03, LLC,
ARHC BMLKWCO01, LLC,
ARHC ECMCYNC01, LLC,
ARHC ECCPTNC01, LLC,
ARHC LPELKCA01, LLC,
ARHC MMTCTTX01, LLC,
ARHC MRMRWGA01, LLC,
ARHC OLOLNIL01, LLC,
ARHC PPHRNTN01, LLC,
ARHC SMERIPA01, LLC,
ARHC AMGLNAZ02, LLC,
ARHC PHNLXIL01, LLC,
ARHC AMGLNAZ01, LLC,
ARHC SFSTOGA01, LLC,
ARHC VCSTOGA01, LLC,
ARHC WLWBYMN01, LLC,
ARHC AHPLYWI01, LLC and
ARHC PRPEOAZ03, LLC,
each a Delaware limited liability company

By:	/s/ Michael Anderson
Name:	Michael Anderson
Authorized Signatory for each such Limited Liability Company

Signature Page to Promissory Note A-2